                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Amendment No. 2 to Form S-3 (No. 33-58731) of Tele-Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP


Norfolk, Virginia

August 4, 1995